SUB-ITEM 77I

                            CREATION OF SHARE CLASSES



MFS Absolute Return Fund, MFS Aggressive Growth Allocation Fund, MFS Blended Research Growth Equity Fund, MFS Blended Research Mid Cap Equity Fund, MFS Blended Research Small Cap Equity Fund, MFS Blended Research Value Equity Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Debt Fund, MFS Emerging Markets Debt Local Currency Fund, MFS Emerging Markets Equity Fund, MFS Global Bond Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value Fund, MFS Managed Wealth Fund, and MFS Moderate Allocation Fund, each a series of MFS Series Trust X (the "Trust"), established a new class of shares, Class T shares, as described in the prospectus contained in Post-Effective Amendment No. 132 to the Registration Statement of MFS Series Trust X (File Nos.33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2017, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.


MFS International Diversification Fund and MFS Managed Wealth Fund, each a series of MFS Series Trust X (the "Trust"), established a new class of shares, Class R6 shares, as described in the prospectus contained Post-Effective Amendment No. 132 to the Registration Statement of MFS Series Trust X (File Nos.33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2017, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.